Exhibit 23.1


                   CROUCH,  BIERWOLF & CHISHOLM
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101
                      Office (801) 363-1175
                        Fax (801) 363-0615


              CONSENT OF CROUCH, BIERWOLF & CHISHOLM
                       INDEPENDENT AUDITORS

    We hereby consent to the use of our report dated January 21, 1999, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-4) and the related prospectus of Logio, Inc. (formerly Wordcruncher Internet Technologies, Inc.) for the fiscal years ended December 31, 1998 and 1997.

                                       Crouch, Bierwolf & Chisholm

                                         By: /s/ Todd D. Chisholm
                                            -------------------
Salt Lake City, Utah                          Todd D. Chisholm
November 17, 2000